Exhibit 24

AJ. ROBBINS, PC

216 SIXTEENTH STREET

SUITE 600

DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment #1 of this Registration Statement on Form SB-2 of Universal Guardian Holdings, Inc. our report dated February 23, 2007 except for Note 10 for which the date is March 7, 2007 relating to the financial statements of Universal Guardian Holdings, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Amendment #1 of this Registration Statement on Form SB-2.

/s/ AJ. ROBBINS, P.C.

 AJ. ROBBINS, P.C.

 CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

April 4, 2007